                                                                Ex-99.B11-pwcon



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 30, 1995, relating to the financial statements and financial highlights of Jackson National Money Market Fund, Jackson National Tax-Exempt Fund, Jackson National Income Fund, Jackson National Growth Fund and Jackson National Total Return Fund (constituting the Jackson National Capital Management Funds), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Auditors and Reports to Shareholders" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
MILWAUKEE, WISCONSIN
FEBRUARY 21, 1996